POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer and director of Greenville Federal Financial Corporation (the "Company"), hereby constitutes and appoints Susan J. Allread as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Securities and Exchange Commission Forms 3, 4 and 5 with respect to the securities of the Company beneficially owned by the undersigned, any and all amendments thereto, and to file the same, and other documents relating thereto, with the Securities and Exchange Commission, and grants unto said attorney-in-fact and agent and substitute full power and authority to do each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he might do in person, and hereby ratifies and confirms all things that each of said attorney-in-fact and substitute may lawfully do and seek to be done by virtue hereof.

                  This Power of Attorney shall be valid until such time as it is revoked by the undersigned in writing.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 19th day of September, 2005.




                      Signature:  /s/ David M. Kepler
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                      Print Name: David M. Kepler
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                      Capacity:   President, CEO and Director
                                  Greenville Federal Financial Corporation
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